UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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MPG Office Trust, Inc.

(Name of Registrant as Specified In Its Charter)

Caspian Capital Advisors, LLC
Caspian Credit Advisors, LLC
Caspian Capital LP
Mariner Investment Group, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[Letter Mailed to Preferred Stockholders of MPG Office Trust, Inc.]

Caspian Capital Advisors, LLC
Caspian Credit Advisors, LLC
Caspian Capital LP
Mariner Investment Group, LLC

 January 19, 2011

Dear Fellow MPG Office Trust Preferred Stockholders:

We are writing to you as a fellow holder of the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”) of MPG Office Trust, Inc. (”MPG”). As you might be aware, MPG suspended dividends on its Preferred Stock on December 19, 2008. The dividend payment due on October 31, 2010, was the eighth dividend for which dividends on the Preferred Stock have not been paid. Accordingly, Preferred Stockholders are currently entitled, pursuant to the Preferred Stock’s terms, to elect two new directors to the MPG Board.

MPG has called a Special Meeting of Preferred Stockholders for the purpose of electing two new directors. The Special Meeting is scheduled to be held on February 2, 2011 at 8:00 a.m. (local time), in Conference Room 3E at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California 90071.

We have nominated two independent and highly qualified candidates — Mr. Edward J. Ratinoff and Mr. Robert Deutschman — for election to the Board. We urge you to consider their qualifications, detailed in the enclosed proxy statement, and then vote your shares FOR the election of our candidates.

MPG has not nominated any person for election at the Special Meeting, and has indicated that it will not solicit proxies. Thus, while our candidates currently are running unopposed, your vote is important. The presence of a quorum, consisting of the holder or holders of one-third of the Preferred Stock outstanding, present in person or by proxy, is necessary to conduct business at the Special Meeting.

YOUR VOTE IS IMPORTANT — WE NEED YOUR VOTE TO ENSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING

Since most shares of Preferred Stock are held in the name of a brokerage firm, bank, bank nominee or other institution (“street name”), only it can vote your shares. Accordingly, please contact the person responsible for your account as soon as possible and instruct that person to execute the WHITE proxy card on your behalf or follow the telephone and internet voting instructions at the bottom of the Voting Instruction Form that holders of shares in street name should receive. With the special meeting only two weeks away, we encourage stockholders to vote by telephone or internet.

IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKERAGE FIRM OR OTHER NOMINEE,
YOU MUST PROVIDE INSTRUCTIONS TO THEM IN ORDER TO HAVE YOUR VOTE COUNTED.
PLEASE CONTACT OUR PROXY SOLICITOR, D.F. KING & CO., INC., FOR ASSISTANCE IN VOTING YOUR SHARES:

D.F. King & Co., Inc.
48 Wall St., 22nd Floor
New York, NY 10005
Banks and brokers call: (212) 269-5550
All others call toll free: (800) 859-8509
Email: mpgoffice@dfking.com